EXHIBIT 21



                               CONMED Corporation
                         Subsidiaries of the Registrant


          Name                            State or Country of Incorporation
          ----                            --------------------------------


Aspen Laboratories, Inc.                              Colorado
CONMED Andover Medical, Inc.                          New York
CONMED Receivables Corporation                        New York
Envision Medical Corporation                          California
Linvatec Corporation                                  Florida
Linvatec Australia Pty. Ltd                           Australia
Linvatec Belgium S.A.                                 Belgium
Linvatec Canada OLC                                   Canada
Linvatec Deutschland GmbH                             Germany
Linvatec Europe SPRL                                  Belgium
Linvatec France S.A.R.L.                              France
Linvatec Korea Ltd.                                   Korea
Linvatec U.K. Ltd.                                    United Kingdom